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                               AMENDED APPENDIX E
                                     to the
                            TRANSFER AGENCY AGREEMENT
                                     between
                              PACIFIC CAPITAL FUNDS
                                       and
                      ADMINISTRATIVE DATA MANAGEMENT CORP.


Short Term Intermediate U.S. Treasury
U.S. Treasury Securities Fund
Growth Stock Fund
Balanced Fund
Growth and Income Fund
Diversified Fixed Income Fund
Tax-Free Securities Fund
Tax-Free Short Intermediate Securities Fund
New Asia Growth Fund



Dated:  January 30, 1995


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